U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 15, 2003
                       -----------------------------------

                             FRONTLINE CAPITAL GROUP
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             (Exact name of registrant as specified in its charter)



         Delaware                          0-30162               11-3383642
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(State or other jurisdiction       (Commission File Number)    (IRS Employer
     of incorporation)                                       Identification No.)





                    405 Lexington Avenue, New York, NY 10174
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          (Address of principal executive offices, including Zip Code)

                                 (212) 931-8000

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              (Registrant's telephone number, including area code)



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                             FrontLine Capital Group
                           Current Report on Form 8-K

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 12, 2002, FrontLine Capital Group ("FrontLine" or the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Company remains in possession of its assets and properties, and continues to operate its business and manage its property as a debtor-in-possession under the jurisdiction of the Bankruptcy Court.

FrontLine's wholly owned subsidiary, RSI Fund Management, LLC ("RSIFM") is the Managing Member of RSVP Holdings, LLC ("Holdings"). Holdings is the Managing Member of Reckson Strategic Venture Partners, LLC ("RSVP"), which in turn invests in operating companies in real estate and real estate related market sectors. New World Realty Management, LLC ("NWM"), an entity owned by two individuals (the "RSVP Managing Directors"), has been retained by Holdings and acts as asset manager of the assets and investments of RSVP.

Until September 18, 2003, UBS Real Estate Securities, Inc. and Stratum Realty Fund, L.P. were non-managing members and preferred equity owners in RSVP who had committed $150 million and $50 million, respectively, in capital. By order dated March 31, 2003, the Bankruptcy Court, in an attempt to resolve an ongoing dispute with the preferred equity owners, authorized FrontLine to restructure RSVP consistent with the transactions detailed in the term sheets annexed to such order (collectively, the "Transactions").

On April 29, 2003, the Company, RSVP and certain of its affiliates entered into agreements regarding the restructuring of RSVP. RSVP agreed to redeem the preferred equity holders' interests in RSVP for an aggregate amount of cash and property of approximately $165.3 million (the "Restructuring Price"). Upon execution of the April 29, 2003 restructuring agreement with the RSVP preferred equity holders, RSVP distributed to such holders an initial cash payment of $41 million and the assets that comprised its parking facilities investments valued at approximately $28.5 million, as a payment against the Restructuring Price. In connection with the March 31, 2003 order and the Transactions, on August 12, 2003, the Bankruptcy Court authorized FrontLine to enter into an agreement with GMAC Commercial Mortgage Corporation, pursuant to which RSVP and others would obtain a mezzanine loan in an amount up to $60 million to partially fund the redemption of the preferred equity holders' interest in RSVP. As of the end of September 2003, the preferred equity holders were paid $96.9 million in cash to complete the redemption of their equity interests in RSVP. RSVP's sources of funds for the redemption were the $60 million three-year 13.75% interest rate mezzanine loan, working capital and proceeds from the sale by RSVP of certain assets. The mezzanine loan is secured by pledges of all the limited liability company membership interests of the members in each of Holdings, RSVP and Reckson Asset Partners, LLC (collectively, the "Borrowers"), as well as by pledges of the Borrower's respective limited liability company membership interests in certain of their subsidiaries.


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RSVP also agreed to restructure its relationship with its former managing directors. A management company formed by its former managing directors has been retained to manage RSVP pursuant to a management agreement, and the employment contracts of the managing directors with RSVP have been terminated. The management agreement provides for an annual base management fee and disposition fees equal to 2% of the net proceeds received by RSVP on asset sales. (The base fee and disposition fees together over the term of the agreement may not exceed $7.5 million.) In addition, the managing directors retained a subordinate residual interest in RSVP's assets. The management agreement has a three-year term, subject to early termination in the event of the disposition of all of the assets of RSVP.

Holdings became the sole member and sole manager of RSVP, and RSIFM was appointed the sole Managing Member of Holdings. RSIFM, as Managing Member of Holdings, which is the Managing Member of RSVP, indirectly manages the business and affairs of RSVP subject to consents required by New World Realty, LLC in connection with certain actions.

On September 10, 2003, HQ Global Holdings, Inc. (HQ) received permission from the Delaware bankruptcy court to reorganize and formally emerged from bankruptcy on October 8, 2003. As a result of this reorganization, FrontLine no longer has an ownership interest in HQ. Effective with the third quarter of 2003, HQ's results will no longer be consolidated with FrontLine's financial statements.

On September 23, 2003, the Bankruptcy Court entered an order extending the exclusive periods for FrontLine to file a plan in its bankruptcy case. FrontLine is in the process of formulating the plan and expects to either restructure and/or liquidate its assets, as necessary, to attend to the Company's financial affairs. The total dollar amount of claims scheduled and/or filed in FrontLine's bankruptcy case is approximately $220 million. Based on, among other things, the recent consummation of the Transactions, FrontLine does not currently anticipate that there will be sufficient funds available to fully pay allowed claims in the bankruptcy case. Accordingly, it is not likely that shareholders of FrontLine will receive any distribution in the bankruptcy.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits. The following exhibits are filed as part of this report:

10.1 Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of RSVP Holdings, LLC dated as of September 18, 2003.

10.2 Credit Agreement dated as of September 18, 2003, by and among RSVP Holdings, LLC, Reckson Strategic Venture Partners, LLC, Reckson Asset Partners, LLC. as Borrowers, and GMAC Commercial Mortgage Corporation, as Lender.

10.3 Guarantee and Collateral Agreement, dated as of September 18, 2003 made by RSVP Holdings, LLC, Reckson Strategic Venture Partners, LLC, Reckson Asset Partners, LLC, Reckson Operating Partnership, L.P., RSI Fund Management, LLC, New World Realty, LLC, New World Realty Management, LLC, Melville-Catskill, LLC, RAP-SH Holdings, LLC, RSVP ALI BABA, LLC, RSVP Retail, LLC, and RSVP-SH Holdings, LLC in favor of GMAC Commercial Mortgage Corporation.


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10.4     Cash Collateral Agreement, dated as of September 18, 2003, among PNC
         Bank, National Association, RSVP Holdings, LLC, Reckson Strategic Venture Partners, LLC, Reckson Asset Partners, LLC, and GMAC Commercial Mortgage Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             FRONTLINE CAPITAL GROUP

                             By: /s/ Scott H. Rechler
                                 ----------------------------------------------
                                 Scott H. Rechler
                                 Chief Executive Officer

Date:  October 15, 2003

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION

10.1 Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of RSVP Holdings, LLC dated September 18, 2003.

10.2 Credit Agreement dated as of September 18, 2003, by and among RSVP Holdings, LLC, Reckson Strategic Venture Partners, LLC, Reckson Asset Partners, LLC., as Borrowers, and GMAC Commercial Mortgage Corporation, as Lender.

10.3 Guarantee and Collateral Agreement, dated as of September 18, 2003 made by RSVP Holdings, LLC, Reckson Strategic Venture Partners, LLC, Reckson Asset Partners, LLC, Reckson Operating Partnership, L.P., RSI Fund Management, LLC, New World Realty, LLC, New World Realty Management, LLC, Melville- Catskill, LLC, RAP-SH Holdings, LLC, RSVP ALI BABA, LLC, RSVP Retail, LLC, and RSVP-SH Holdings, LLC in favor of GMAC Commercial Mortgage Corporation.

10.4 Cash Collateral Agreement, dated as of September 18, 2003, among PNC Bank, National Association, RSVP Holdings, LLC, Reckson Strategic Venture Partners, LLC, Reckson Asset Partners, LLC, and GMAC Commercial Mortgage Corporation.